UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC
Warrants, each exercisable for one half of a share of Common Stock at an exercise price of $5.75 per half share	DSKEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, at the 2021 annual meeting of stockholders (the “Annual Meeting”) of Daseke, Inc. (the “Company”), as further described below in Item 5.07, the Company’s stockholders approved an amendment and restatement (the “Restatement”) of the Daseke, Inc. 2017 Omnibus Incentive Plan (as amended from time to time, the “Incentive Plan”). Previously, the Company’s Board of Directors (the “Board”) approved the Restatement, which, among other things, increases the number of shares that may be granted as awards under the Incentive Plan by 4,000,000 and extends the scheduled expiration date of the Incentive Plan from February 27, 2027 to June 18, 2031, subject to the approval by the Company’s stockholders at the Annual Meeting.

The Incentive Plan is a long-term incentive plan pursuant to which awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards and cash awards, may be granted to certain employees, consultants and directors of the Company and its affiliates. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the Incentive Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Board’s Compensation Committee.

The foregoing description of the Restatement is a summary only and is qualified in its entirety by reference to the complete text of the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. In addition, a description of the material terms of the Restatement and the Incentive Plan was included in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on May 7, 2021 (the “Proxy Statement”).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 18, 2021, the Company held the Annual Meeting. As of April 23, 2021, the record date for the Annual Meeting, 65,193,669 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the Company’s stockholders and the final voting results for each such matter are set forth below.

Proposal 1 – Election of Directors

Each of the following persons was duly elected by the Company’s stockholders to serve as a director on the Board until the Company’s 2022 annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, resignation or removal, with votes as follows:

Nominee	For	Withhold	Broker Non-Votes
Brian Bonner	27,039,398	13,764,443	14,458,020
Don R. Daseke	39,882,068	921,773	14,458,020
Catharine Ellingsen	39,983,247	820,594	14,458,020
Grant Garbers	40,405,488	398,353	14,458,020
Charles F. Serianni	32,619,146	8,184,695	14,458,020
Jonathan Shepko	40,190,963	612,878	14,458,020
Ena Williams	30,721,724	10,082,117	14,458,020

Proposal 2 – Ratification of Appointment of the Independent Registered Public Accounting Firm

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified by the Company’s stockholders, with votes as follows:

For	Against	Abstained	Broker Non-Votes
52,478,620	2,697,112	86,129	—

Proposal 3 – Advisory Vote on Named Executive Officer Compensation

The executive compensation of the Company’s named executive officers as described in “Compensation Discussion and Analysis” and related executive compensation tables of the proxy statement relating to the Annual Meeting was approved by the Company’s stockholders, with votes as follows:

For	Against	Abstained	Broker Non-Votes
20,863,361	18,983,509	956,971	14,458,020

Proposal 4 – Amendment and Restatement of the Daseke, Inc. 2017 Omnibus Incentive Plan

The amendment and restatement of the Incentive Plan was approved by the Company’s stockholders, with votes as follows:

For	Against	Abstained	Broker Non-Votes
30,398,823	9,450,687	954,331	14,458,020

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Daseke, Inc. 2017 Omnibus Incentive Plan, as amended and restated on June 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date: June 21, 2021	By:	/s/ Soumit Roy
	Name:	Soumit Roy
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary